Morgan Stanley Institutional Fund, Inc. - Select Global
Infrastructure Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 Transurban Group
Purchase/Trade Date:	 5/1/2014
Offering Price of Shares: AUD 6.750
Total Amount of Offering: 346,666,700
Amount Purchased by Fund: 32,578
Percentage of Offering Purchased by Fund: 0.009
Percentage of Fund's Total Assets: 0.51
Brokers: Goldman Sachs (Australia), Morgan Stanley
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Williams Companies Inc.
Purchase/Trade Date:	  6/18/2014
Offering Price of Shares: $57.000
Total Amount of Offering: 53,000,000
Amount Purchased by Fund: 3,330
Percentage of Offering Purchased by Fund: 0.006
Percentage of Fund's Total Assets: 0.40
Brokers:  Citigroup, Barclays, UBS Investment Bank,
BofA Merrill Lynch, Credit Agricole CIB, JP Morgan,
RBS, Scotiabank/ Howard Weil, Wells Fargo Securities,
Credit Suisse, Deutsche Bank Securities, Goldman, Sachs
& Co., Morgan Stanley, RBC Capital Markets, Jefferies,
Raymond James
Purchased from: Citigroup
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*:
YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.